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EXHIBIT 23.2
INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of QRS Corporation on Form S-8 of our report dated February 4, 2000 (March 20, 2000 as to the fourth paragraph of Note 7) appearing in the Annual Report on Form 10-K of QRS Corporation for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

August 21, 2001

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EXHIBIT 23.2 INDEPENDENT AUDITORS' CONSENT